Exhibit 99.3
SIPERIAN, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
As of November 30, 2009
and for the six-months ended November 30, 2009 and 2008

CONTENTS

PAGE
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Condensed Consolidated Balance Sheet as of November 30, 2009 (Unaudited)	1

Condensed Consolidated Statements of Operations for the six months ended November 30, 2009 and 2008 (Unaudited)	2

Condensed Consolidated Statements of Cash Flows for the six months ended November 30, 2009 and 2008 (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

SIPERIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
As of November 30, 2009
(Amounts in thousands, except share and per share data)
(Unaudited)

2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,583
Accounts receivable	5,556
Prepaid expenses and other current assets	627

Total current assets	10,766

PROPERTY AND EQUIPMENT, net	647
OTHER ASSETS	150

Total assets	$11,563

LIABILITIES, CONDITIONALLY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,071
Accrued liabilities	3,738
Income taxes payable	1,124
Deferred revenue, current portion	6,109
Notes payable to stockholders	9,402
Current portion of term loan	733

Total current liabilities	22,177

LONG-TERM LIABILITIES
Long-term portion of term loan	1,267
Deferred rent	137
Warrant to purchase preferred stock	323

Total long-term liabilities	1,727

COMMITMENTS AND CONTINGENCIES (See Note 11)

CONDITIONALLY REDEEMABLE CONVERTIBLE PREFERRED STOCK:
$0.001 par value; issuable in series; 73,689,074 shares authorized; 73,027,381 shares issued and outstanding; aggregate liquidation preference of $60,023	68,100

STOCKHOLDERS’ DEFICIT
Common stock: $0.001 par value; 105,000,000 shares authorized; 2,528,564 shares issued and outstanding	3
Additional paid-in capital	1,636
Accumulated deficit	(82,080)

Total stockholders’ deficit	(80,441)

Total liabilities, conditionally redeemable convertible preferred stock and stockholders’ deficit	$11,563

See accompanying notes.

SIPERIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Six Months Ended November 30, 2009 and 2008
(Amounts in thousands)
(Unaudited)

	2009	2008
Revenues
License revenues	$7,667	$5,426
Service revenues and reimbursable expenses	7,985	5,064

Total revenues	15,652	10,490

Cost of revenues
Cost of license revenues	520	372
Cost of service revenues and reimbursable expenses	4,195	4,220

Total cost of revenues	4,715	4,592

Gross profit	10,937	5,898

Operating expenses
Research and development	3,442	4,449
Sales and marketing	7,611	9,958
General and administrative	3,101	3,151

Total operating expenses	14,154	17,558

Loss from operations	(3,217)	(11,660)

Nonoperating income (expenses)
Interest income	2	137
Other expense, net	(567)	(142)

Total nonoperating expenses	(565)	(5)

Loss before income taxes	(3,782)	(11,665)
Income tax provision	159	—

Net loss	$(3,941)	$(11,665)

See accompanying notes.

SIPERIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended November 30, 2009 and 2008
(Amounts in thousands)
(Unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,941)	$(11,665)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	348	265
Amortization of deferred financing costs	14	21
Stock-based compensation expense	307	179
Revaluation of preferred stock warrants	74	—
Changes in assets and liabilities
Accounts receivable	(344)	(1,748)
Prepaid expenses and other current assets	168	(416)
Accounts payable	(313)	(271)
Accrued liabilities	(145)	614
Income taxes payable	159	—
Deferred revenue	(1,386)	(77)

Net cash used in operating activities	(5,059)	(13,098)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(40)	(244)

Net cash used in investing activities	(40)	(244)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of line of credit	(760)	(765)
Proceeds from common stock issuances	25	53
Proceeds from term note	2,000	—

Net cash provided by (used in) financing activities	1,265	(712)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,834)	(14,054)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,417	18,097

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,583	$4,043

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Cumulative effect of change in accounting principle for adoption of ASC 740	$965	$—

See accompanying notes.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

NOTE 1 — DESCRIPTION OF THE COMPANY
Siperian, Inc. (the “Company” or “Siperian”) was incorporated in the state of Delaware on November 17, 2000. The Company is a provider of a solution for comprehensive master data integration and management. The Company provides an integrated model-driven master data management (MDM) platform that adapts to most business requirements. MDM provides a holistic, single view of foundational business entities, commonly referred to as master data, such as customers, suppliers, employees, citizens, assets, locations and products. Successful MDM projects facilitate better operational efficiency, higher customer loyalty, and improved compliance efforts. The Company’s extensible solution enables enterprises to cost-effectively provide trustworthy master data to any system or business user, resulting in more efficient and profitable business processes, reduced data operations costs, and increased accuracy of regulatory compliance.
Liquidity — The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the six months ended November 30, 2009 and 2008, the Company incurred a net loss of $3,941 and $11,665 and negative cash flows from operations of $5,059 and $13,098, respectively. The Company had an accumulated deficit of $82,080 as of November 30, 2009, and cash and cash equivalents of $4,583 at November 30, 2009.
On January 28, 2010, the Company was acquired by Informatica Corporation (“Informatica”) a publicly held company incorporated in Delaware. Informatica is a leading independent provider of enterprise data integration and data quality software and services. Informatica acquired Siperian in a cash merger transaction valued at approximately $130 million. See Note 14. Subsequent Events.
Significant risks and uncertainties — The Company operates in the software industry, and accordingly, can be affected by a variety of factors including factors described in these notes. For example, management of the Company believes that changes in any of the following areas, among others, could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: ability to increase revenues; the hiring, training, and retention of key employees; development of distribution capabilities; software industry risks, including reductions in corporate technology spending; market acceptance of the Company’s products under development; fundamental changes in the technology underlying the Company’s software products; dependence on specific products; the Company’s dependence on third-party relationships; arbitration, litigation, or other claims against the Company or its intellectual property; successful and timely completion of product development efforts; and product introductions by competitors.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation — The accompanying condensed consolidated financial statements of Siperian have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States of America. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, the financial statements include all adjustments necessary, which are of a normal and recurring nature for the fair presentation of the results of the interim periods presented. All of the amounts presented related to the condensed consolidated financial statements and notes thereto as of November 30, 2009 and for the six months ended November 30, 2009 and 2008 are unaudited. The interim results presented are not necessarily indicative of results for any subsequent interim period, or any future period.
The preparation of the Company’s condensed consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions. The Company believes that the estimates, judgments, and assumptions upon which it relies are reasonable based on information available at the time that these estimates, judgments, and assumptions were made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates and actual results, Siperian’s financial statements would be affected. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also instances that management’s judgment in selecting an available alternative would not produce a materially different result.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

These unaudited, condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended May 31, 2009.
Principles of Consolidation — The accompanying condensed consolidated financial statements include the accounts of Siperian, Inc. and its two wholly owned subsidiaries, Delos Technology (a New York Corporation) and Siperian, UK Ltd. Delos Technology itself has a wholly-owned subsidiary, Delos Technology Canada, Inc. All intercompany accounts and transactions have been eliminated in consolidation. The foreign exchange impact was immaterial for the six months ended November 30, 2009 and 2008.
Cash and Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of institutional money market mutual funds and a certificate of deposit. Total cash equivalents were $120 as of November 30, 2009 consisting of a certificate of deposit.
Restricted cash of approximately $150 consisting of collateral deposits held for collateral to secure the Company’s credit cards, is included in cash and cash equivalents as of November 30, 2009.
Concentration of Credit Risk and Other Risks and Uncertainties — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.
The Company’s cash and cash equivalents are deposited with three financial institutions and institutional money market mutual funds in the United States, Canada and the United Kingdom. The Company places its cash with higher credit quality financial institutions and attempts to limit the amounts invested with any one financial institution or in any type of financial instrument. The Company does not hold or issue financial instruments for trading purposes.
The Company’s products and services are concentrated mainly in the healthcare, life sciences, and financial services industries. Accounts receivable are reported at net realizable value and represent amounts that are invoiced to customers with contractual obligations where a signed and executed contract exists. Accounts are charged to allowance for doubtful accounts as they are deemed uncollectible, based upon a periodic review. The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, the Company records a specific allowance against amounts due, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. For the remaining customers, the Company recognizes allowances for doubtful accounts based on the length of time the aggregate receivables are outstanding, the current business environment and historical experience. The Company did not provide any allowance for doubtful accounts as of November 30, 2009.
The following table sets forth customers comprising 10% or more of the Company’s total revenues for the six months ended November 30, 2009 and 2008:

	2009	2008
Eli Lilly and Company	17%	*

Forest Pharmaceuticals Inc.	11%	*

Deutsche Bank	*	12%

*	Indicates less than 10%.
The following table sets forth customers comprising 10% or more of the Company’s aggregate gross receivables as of November 30, 2009:

AstraZeneca Pharmaceuticals LP	25%
Eli Lilly and Company	19%
Merrill Lynch	14%
Boehringer Ingelheim Corp	13%

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

Property and Equipment — Property and equipment are stated at historical cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the respective assets. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to operations. Major additions and improvements are capitalized, while replacements, repairs and maintenance that do not extend the life of the asset are charged to operations as incurred.
Impairment of Long-Lived Assets — The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the property, leasehold improvements and other long-lived assets or render them not recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. No such loss has been incurred as of November 30, 2009 and 2008.
Software Development Costs — Costs related to research and development of new software products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established, which to date has been when the Company has a working model of the software, and ending when a product is available for general release to customers. Substantially all development costs have been incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs as of November 30, 2009 and 2008 as such costs have not been significant.
Preferred Stock Warrant Liability — Effective January 1, 2006, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable. Pursuant to ASC 480, freestanding warrants for shares that are either puttable or warrants for shares that may be redeemable are classified as liabilities on the balance sheet at fair value. The value of such warrants is adjusted to their fair value at the end of each reporting period.
The Company estimated the fair value of these warrants at the respective dates using the Black-Scholes-Merton option valuation model, based on the estimated market value of the underlying redeemable convertible preferred stock at the valuation measurement date, the contractual term of the warrant, risk-free interest rates and expected dividends on and expected volatility of the price of the underlying redeemable convertible preferred stock. These estimates, especially the market value of the underlying redeemable convertible preferred stock and the expected volatility, are highly judgmental. See Note 7. — Warrants to Purchase Preferred Stock for a further discussion.
Stock Compensation — The Company follows the guidance of Accounting for Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all stock compensation awards made to employees and directors, including employee stock options, based on estimated fair values recognized over the requisite service period. The Company recognizes expense using the straight-line attribution approach.
The fair value of options granted is estimated on the grant date using the Black-Scholes-Merton option valuation model. This valuation model for stock compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation including the expected term (weighted average period of time that the options granted are expected to be outstanding), the volatility of the Company’s common stock, an assumed risk free interest rate and the estimated forfeitures of unvested stock options. The expense recorded is based on awards ultimately expected to vest and therefore is reduced by estimated forfeitures.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

Expected forfeitures are based on the Company’s historical experience. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. To the extent actual forfeitures differ from the estimates, the difference will be recorded as a cumulative adjustment in the period the estimates are revised. No compensation expense is recorded for options that do not vest and stock compensation from vested options, whether forfeited or not, is not reversed.
Since the Company is a nonpublic entity and its stock is not actively traded, the stock volatility assumptions represent an average of the historical volatilities of the common stock of several entities with characteristics similar to the Company (peer group). The Company derived the expected term using the Staff Accounting Bulletin No. 107 (SAB 107) – simplified method. As alternative sources of data become available in order to determine the expected term the Company will incorporate these data into its assumptions.
The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option.
The Company has historically not paid dividends on common stock and has no foreseeable plans to issue dividends.
The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes-Merton option pricing method with the following assumptions:

	Six Months Ended
	November 30,
	2009	2008
Expected term (in years)	6.74	5.96
Expected volatility	45.11%	44.80%
Expected dividend yield	—	—
Risk-free interest rate	3.09%	3.34%
The Company accounts for stock-based awards to nonemployees in accordance with Equity-Based Payments to Non-Employees (ASC 505) and ASC 718. Awards granted to non-employees are re-measured over the vesting period, using the Black-Scholes-Merton method to determine the fair value of such instruments, and the resulting value is recognized as an expense over the period the services are received.
Comprehensive Loss — Comprehensive loss is comprised of net loss and other comprehensive income. To date, the Company has not had any significant transactions that are required to be reported in comprehensive loss other than the Company’s net loss. The foreign exchange impact was immaterial for the six months ended November 30, 2009 and 2008.
Revenue Recognition — Revenues are derived from software licenses and related services, which include implementation and integration, technical support, training and consulting. Software license revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, no significant Company obligations with regard to implementation or integration exist, the fee is fixed or determinable and collection is probable in accordance with FASB Software Revenue Recognition (ASC 985-605-25), FASB Revenue Recognition for Construction-Type and Production-Type Contracts (ASC 605-35), and the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 (“SAB No. 104”), Revenue Recognition, and other authoritative accounting literature. For arrangements with multiple elements, the total fee from the arrangement is allocated among each element based upon vendor specific objective evidence (“VSOE”) of fair value of each of the undelivered elements. VSOE of fair value for the service elements is based upon the standard hourly rate the Company charges for services when such services are sold separately. VSOE of fair value for annual maintenance is established based upon the stated substantive renewal rate in the contract. When VSOE of fair value exists for all undelivered elements, the Company accounts for the delivered elements, primarily the license portion, based upon the “residual method”.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

Service revenue is generally recognized as the services are performed. Services revenue primarily comprises revenue from consulting fees, maintenance contracts and training. Services revenue from consulting and training is recognized as the service is performed. Maintenance contracts include the right to unspecified upgrades and ongoing support. Maintenance revenue is deferred and recognized ratably as services are provided over the maintenance period, which is generally twelve months.
License and services revenue on contracts involving significant implementation, customization or services that are essential to the functionality of the software is recognized over the period of each engagement, primarily using the percentage-of-completion method. Labor hours incurred is generally used as the measure of progress towards completion as prescribed by ASC 605-35. Revenue for these arrangements is classified as license revenue and services revenue based upon estimates of fair value for each element, and the revenue is recognized based on the percentage of-completion ratio for the arrangement. The Company considers a project completed when all contractual obligations have been met (generally the go-live date).
Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.
Cost of Revenue — Cost of revenue primarily consists of costs related to salaries and benefits of operations and support personnel, software license fees, costs associated with development activities, including recoupment and amortization expense associated with capitalized development software.
Income Taxes — The Company accounts for income taxes under the liability method, which provides for the establishment of deferred tax assets and liabilities for the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
The Company accounts for uncertain tax positions in accordance with FASB Contingencies (ASC 450), whereby the effect of the uncertainty would be recorded if the outcome was considered probable and was reasonably estimable. As of November 30, 2009, the Company had not identified any uncertain tax positions requiring accrual or disclosure.
In July 2006, the FASB issued Income Taxes (ASC 740). This guidance clarifies the accounting for income taxes by presenting a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in ASC 740 as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.
ASC 740 was originally effective for the fiscal years beginning after December 15, 2006. In February 2008, the FASB delayed the effective date of ASC 740 by one year for certain nonpublic enterprises. In December 2008, the FASB further delayed by one year the effective date of ASC 740 for certain nonpublic enterprises. The Company elected to defer the adoption of ASC 740 to the years beginning after December 15, 2008. Effective June 1, 2009, the Company adopted ASC 740. Upon adoption of ASC 740, the Company recorded a liability for foreign income taxes in the amount of $965 with a debit against retained earnings as the cumulative effect of a change in accounting principle. The total unrecognized tax benefit at June 1, 2009 is $732, all of which will impact the Company’s effective rate if realized. The Company recognizes interest and penalties as a component of income tax expense. The total interest and penalties recognized in the balance sheet at the date of adoption is $911. The Company increased the liability amount by $159 with a debit against income tax expense for the six-months ended November 30, 2009. The Company is subject to examination by taxing authorities in the United States from 2001 forward, in Canada from 2004 forward, and in the United Kingdom from 2008 forward. The Company does not expect a material change in its total uncertain tax positions within the next 12 months.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

Recent Accounting Pronouncements
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements an Amendment of Accounting Research Bulletin No. 160” (“SFAS No. 160”), Noncontrolling interests in consolidated financial statements(ASC 810-10) to establish accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity in investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. Effective June 1, 2009, the Company adopted this statement, and its adoption did not have a material impact to the condensed consolidated financial statements of the Company.
In June 2008, the EITF ratified Issue No. 07-5, “Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity’s Own Stock.” (ASC 815-40) Issue No. 07-5 provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company adopted Issue No. 07-5 effective June 1, 2009, and its adoption did not have any material impact to the Company’s condensed consolidated financial statements.
In April 2009, the FASB issued FASB Staff Position No. 157-4 (“FSP No. 157-4”), Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are not Orderly (ASC 820-10). This FSP is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Company adopted this FSP June 1, 2009, and its adoption did not impact the condensed consolidated financial statements of the Company.
In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP No. 141(R)-1”), Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (ASC 805). FSP No. 141(R)-1 amends and clarifies SFAS No. 141(R) to address issues related to initial recognition and measurement, and subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. This FSP covers the contingent consideration arrangements of an acquiree assumed by the acquirer as well as contingencies related to business combinations. FSP No. 141(R)-1 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company adopted this FSP effective June 1, 2009.
In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165 (“SFAS No. 165”), Subsequent Events (ASC 855-10) to establish principles and requirements for subsequent events. Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. There are two types of subsequent events: (i) The first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, (ii) The second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. An entity shall recognize in its financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. This Statement is effective for interim or annual financial periods ending after June 15, 2009. The Company adopted this statement effective June 1, 2009. In February 2010, the FASB issued ASU 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 amended the guidance on subsequent events to remove the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. Adoption of ASC 855-10, as amended, did not have a material impact on the Company’s results of operations, financial position or liquidity.
In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (ASC 810), which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FIN No. 46(R). This statement is effective as of the beginning of the first fiscal year that begins after November 15, 2009. This statement will be effective for the Company in fiscal year 2010. Siperian adopted this statement effective June 1, 2009 and its adoption did not impact the consolidated financial statements of the Company.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

In October 2009, the FASB issued an Accounting Standard Update (“ASU No. 2009-13”) or (“EITF No. 08-01”) which requires a vendor to allocate revenue to each unit of accounting in many arrangements involving multiple deliverables based on the relative selling price of each deliverable. It also changes the level of evidence of standalone selling price required to separate deliverables by allowing a vendor to make its best estimate of the standalone selling price of deliverables when more objective evidence of selling price is not available. The best estimate of selling price can be used when VSOE or third party evidence (“TPE”) of fair value are not available. This ASU is effective for the arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company will adopt this ASU as required and does not expect that its adoption to materially impact the consolidated financial statements.
NOTE 3 — FAIR VALUE OF ASSETS AND LIABILITIES
Effective June 1, 2008, the Company adopted FASB Fair Value Measurements and Disclosures (ASC 820-10-35). ASC 820-10-35 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820-10-35 has been applied prospectively as of the beginning of 2008.
ASC 820-10-35 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:
Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Further, ASC 820-10-35 allows the Company to measure the fair value of its financial assets and liabilities based on one or more of the three following valuation techniques:
•	Market approach. Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;

•	Cost approach. Amount that would be required to replace the service capacity of an asset (replacement cost); and

•	Income approach. Techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing, and excess earnings models).
Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.
Cash and Cash Equivalents — The Company holds a certificate of deposit of $120 as of November 30, 2009 and money market mutual funds of $3,064 as of November 30, 2008, which are both assessed to be Level 1 and approximate fair value. These financial instruments are presented as cash equivalents on the Company’s condensed consolidated balance sheet as of November 30, 2009 and 2008.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

Preferred Stock Warrant Liability — The carrying amount approximates fair value, estimated using inputs determined to be Level 3. See Note 7. Warrants to Purchase Preferred Stock for further discussion.
NOTE 4 — PROPERTY AND EQUIPMENT
Property and equipment consist of the following as of November 30, 2009:

Computer equipment	$1,539
Computer software	360
Office equipment	335
Leasehold improvements	977

3,211
Less: Accumulated depreciation and amortization	(2,564)

$647

The Company recorded $348 and $265 in depreciation and amortization expense for the six months ended November 30, 2009 and 2008, respectively.
NOTE 5 — ACCRUED LIABILITIES
Accrued liabilities consist of the following as of November 30, 2009:

Accrued compensation	$2,112
Accrued licenses	356
Accrued professional and legal	68
Accrued other	1,202

$3,738

NOTE 6 — DEBT ARRANGEMENTS
Loan and Security Agreement
In June 2009, the Company entered into a loan and security agreement with Square 1 Bank that allows the Company to borrow up to $2,000 in term loans and up to $4,000 under a revolving accounts receivables formula-based loan, secured by a first priority lien in certain assets of the Company. The term loan bears interest at a rate equal to the greater of (i) Prime plus 3%; or (ii) 6.25%. The formula line advances bears interest at a rate equal to the greater of (i) Prime plus 2.5%; or (ii) 5.75%. The Company drew down $2,000 in July 2009 under the term loan. Interest payments are payable monthly, and principal payments commence in January 2010 in thirty monthly equal installments plus accrued interest.
Additionally, the loan and security agreement requires the Company to maintain a minimum liquidity ratio of 1.5 to 1.0 as a financial covenant. The liquidity ratio is defined as “the ratio of the sum of Cash in Bank plus the Borrowing Base to all Indebtedness to Bank.”
As of November 30, 2009, the principal balance of the loan was $2,000 and accrued interest was $11. Interest expense recorded for the six months ended November 30, 2009 was $54.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

Notes Payable to Stockholders
In December 2008, the Company entered into a Note Purchase Agreement where the Company issued convertible notes amounting to $9,402 to finance its working capital requirements and to continue to grow the Company’s core business. Fifty percent of the funds were received at the time the notes were issued, and the other fifty percent was released to the Company in May 2009. These notes mature eighteen months from the date of funding, but that date may be extended for 2 periods of six months upon agreement of the majority of the note holders. In the event the Company has not repaid the notes before the Company’s next sale of Preferred Stock for a minimum aggregate purchase price of $12,000, the notes will automatically convert into shares of Preferred Stock at a conversion price equal to eighty percent of the lowest per share selling price of the new Preferred stock. The notes accrue interest at a rate of 5% per year, compounded annually.
As of November 30, 2009, the principal balance of the Notes Payable was $9,402 and accrued interest was $343. Interest expense recorded for the six months ended November 30, 2009 was $235.
Growth Capital Line of Credit
In October 2006, the Company obtained a $4,000 growth capital line of credit (“LOC”) through Western Technology, Inc. for the purposes of providing working capital and to fund future expansion. The LOC has a thirty six (36) month term and six (6) months of interest only payments of 1.0% per month followed by thirty (30) months of principal and interest payment of 3.707% per month. On October 31, 2006, the Company drew upon the full amount of the LOC. The Company made principal payments totaling $1,576 for the year ended May 31, 2009 with remaining principal amount of $781 outstanding as of May 31, 2009. All amounts owed to Western Technology, Inc. were fully repaid by the Company in June 2009. The line of credit expired on October 1, 2009.
Long-term debt consists of the following as of November 30, 2009:

Long-term debt	$2,000
Less current portion	(733)

Long-term debt, net of current portion	$1,267

Interest expense associated with long-term liabilities as well as other liabilities for the six months ended November 30, 2009 and 2008, was $437 and $154 respectively.
NOTE 7 — WARRANT TO PURCHASE PREFERRED STOCK
In October 2006, the Company issued a warrant to purchase shares of its Series D convertible preferred stock as part of a line of credit. The warrant allows the holder to purchase up to 655,958 shares of the Company’s preferred stock as of the date of exercise of the warrant at $0.63 per share. The warrant is exercisable for a period of 7 years after grant and expires in November 2013. At November 30, 2009, the warrant remains outstanding. The warrant is classified as a liability and recognized at fair value with changes to fair value recognized in the statement of operations as other income and expense under ASC 480-10.
The Company calculated the fair value of the warrant on the date of grant as $253 using the Black-Scholes-Merton option pricing model with the following assumptions: expected warrant term of 7 years; risk free interest rate of 4.59%; dividend yield of 0% and volatility of 56%. The total fair value of the warrants was allocated to the warrants and the residual was allocated to the line of credit. The resulting discount on the line of credit is being accreted as interest expense over the term of the line of credit which is 3 years beginning in October 2006. In July 2009, the line of credit was repaid. As of November 30, 2009, the debt discount was fully amortized.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

The fair value of the warrant as of November 30, 2009, was estimated to be $323 using the Black-Scholes-Merton option pricing model with the following assumptions: expected term of 4.0 years; risk free interest rate of 1.57%; dividend yield of 0%and volatility of 63.47%. The change in fair value of the warrant from May 31, 2009 to November 30, 2009, was $74.
The fair value of the warrant as of November 30, 2008, was estimated to be $249 using the Black-Scholes-Merton option pricing model with the following assumptions: expected term of 5.5 years; risk free interest rate of 3.6%; dividend yield of 0% and volatility of 45%. The change in fair value of these warrants from May 31, 2008 to November 30, 2009, was immaterial.
NOTE 8 — CONDITIONALLY REDEEMABLE CONVERTIBLE PREFERRED STOCK
As of November 30, 2009, the Company’s conditionally redeemable convertible preferred stock consists of the following:

	Shares			Net of	Conditional
	Authorized	Outstanding	Liquidation	Issuance Costs	Redemption Value
Series A	1,282,532	1,276,811	$2,259	$4,387	$6,971
Series B	7,324,664	7,324,659	6,065	7,841	12,480
Series 1	3,037,000	3,036,995	1,676	3,349	5,175
Series C	14,774,288	14,774,285	7,023	6,903	10,956
Series D	29,454,170	28,798,211	18,000	17,860	28,080
Series E	17,816,420	17,816,420	25,000	24,836	39,000

	73,689,074	73,027,381	$60,023	$65,176	$102,662

A redemption event will only occur upon the liquidation or winding up of the Company, a greater than 50% change of control or sale of substantially all of the assets of the Company. As the redemption event is outside the control of the Company, the shares of the Company’s convertible preferred stock are deemed to be contingently redeemable in accordance with SFAS No. 150 (ASC 480-10). All shares of convertible preferred stock have been presented as mezzanine in accordance with EITF Topic D-98, “Classification and Measurement of Redeemable Securities” (ASC 480-10-S99) and ASR 268. Further, the Company has elected not to adjust the carrying values of its convertible preferred stock to the redemption value of such shares, since it is uncertain whether or when a redemption event will occur. Subsequent adjustments to increase the carrying values to the redemption values will be made when it becomes probable that such redemption will occur.
NOTE 9 — COMMON STOCK
The Company’s Certificate of Incorporation, authorize the Company to issue 105,000,000 shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are entitled to receive dividends whenever funds are legally available and declared by the board of directors, subject to the prior rights of holders of all classes of stock. No dividends have been declared or paid as of November 30, 2009.
The Company issued shares of its common stock to certain employees under stock purchase agreements, some of which contain repurchase provisions in the event of termination of employment. The shares generally are released from the repurchase provisions 25% after the first year and thereafter ratably over the remaining three years. Additionally, the shares initially purchased by the Company’s founders are subject to a right of repurchase by the Company, which lapses ratably over a four year period. As of November 30, 2009, there were no shares of the Company’s outstanding common stock subject to these repurchase provisions.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

At November 30, 2009, the Company had reserved the following shares of common stock for future issuances:

Conversion of Series A convertible preferred stock	1,276,811
Conversion of Series B convertible preferred stock	7,324,659
Conversion of Series 1 convertible preferred stock	3,036,995
Conversion of Series C convertible preferred stock	14,774,285
Conversion of Series D convertible preferred stock	28,798,211
Conversion of Series E convertible preferred stock	17,816,420
Warrants to purchase Series D convertible preferred stock	655,958
Stock options plan:
Available for grant	2,775,576
Outstanding	23,014,621

99,473,536

NOTE 10 — STOCK OPTION PLAN
The Company’s 2003 Stock Plan (“the Plan”) provides for the issuance of options of the Company’s common stock to qualified directors, employees, and consultants. During the year ended May 31, 2008, the Company amended the Plan and increased the authorized shares to 27,693,760. Under the Plan, options to purchase common stock and restricted stock awards may be granted at no less than 100% of the fair value on the date of the grant (100% of fair value for incentive stock options and 85% of fair value in certain instances) as determined by the board of directors. The Plan provides for grants of immediately exercisable options; however, the Company has the right to repurchase any unvested common stock upon termination of employment at the original exercise price. Options become exercisable at such times and under such conditions as determined by the board of directors. Options generally vest over a four year period and have a maximum term of ten years.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

The following table summarizes the activity under the Company’s stock option plan:

			Weighted
	Available for		Average
	Grant	Outstanding	Exercise Price
Balance as of May 31, 2009	8,567,581	17,392,824	$0.11
Granted	(7,029,129)	7,029,129	$0.21
Exercised	—	(170,208)	$0.13
Cancelled	1,237,124	(1,237,124)	$0.20

Balance as of November 30, 2009	2,775,576	23,014,621	$0.22

The options outstanding and exercisable as of November 30, 2009, are as follows:

	Options Outstanding			Options Vested and Exercisable
		Weighted Average			Weighted Average
		Remaining			Remaining
Exercise		Contractual Life	Weighted Average		Contractual Life	Weighted Average
Price	Outstanding	(Years)	Exercise Price	Exercisable	(Years)	Exercise Price
$0.02	50,000	0.98	$0.02	50,000	0.98	$0.02
$0.12	9,627,562	5.58	$0.12	9,087,501	5.66	$0.12
$0.15	906,333	7.24	$0.15	578,250	7.01	$0.15
$0.20	2,500	3.11	$0.20	2,500	3.11	$0.20
$0.21	6,964,129	9.51	$0.21	166,964	9.64	$0.21
$0.40	5,416,847	8.28	$0.40	2,124,545	8.19	$0.40
$1.00	47,250	1.60	$1.00	47,250	1.60	$1.00

	23,014,621	7.45	$0.21	12,057,010	6.07	$0.17

The weighted-average fair value at grant date of options granted during the six months ended November 30, 2009, was $0.18 per share. The aggregate grant date fair value of options granted during the six months ended November 30, 2009 was $1,279.
As of November 30, 2009, total compensation costs related to non-vested stock options to be recognized in future periods under ASC 718 is $1,472, which is expected to be recognized to stock-based compensation expense over a weighted average period of 1.5 years.
The Company did not grant any new options exercisable for common stock to consultants during the six months ended November 30, 2009 and November 30, 2008. Stock-based compensation expense related to stock options granted to non-employees is recognized as earned. At each reporting date, the Company revalues the earned portion of the stock-based compensation using the Black-Scholes-Merton option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of the Company’s common stock fluctuates. Stock-based compensation expense related to stock options granted to non-employees was immaterial for each of the six-month periods ended November 30, 2009 and 2008.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

NOTE 11 — COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases its facilities under non-cancelable operating leases with various expiration dates through April 30, 2011. Future minimum lease payment is $1,272 under non-cancelable operating leases through April 30, 2011, as of November 30, 2009:

Year ending May 31,
2010	$479
2011	793

Total minimum lease payments	$1,272

Rent expense for the six months ended November 30, 2009 and 2008 was $541 and $645, respectively.
Product Warranties
The Company generally offers a thirty to ninety day warranty on its products. Warranty expense has been insignificant for the six months ended November 30, 2009 and 2008. Accordingly no warranty reserve was recorded as of November 30, 2009.
Software License Indemnity
Under the terms of the Company’s software license agreements with its customers, the Company agrees that in the event the software sold infringes upon any patent, copyright, trademark, or any other proprietary right of a third party, it will indemnify its customer licensees, against any loss, expense, or liability from any damages that may be awarded against its customer. The Company includes this infringement indemnification in all of its software license agreements and selected managed services arrangements. In the event the customer cannot use the software or service due to infringement and the Company cannot obtain the right to use, replace or modify the license or service in a commercially feasible manner so that it no longer infringes, then the Company may terminate the license and provide the customer a refund of the fees paid by the customer for the infringing license or service. The Company has recorded no liability associated with this indemnification, as it is not aware of any pending or threatened actions that are probable losses.
Sales Taxes
As of November 30, 2009 the Company determined that it may be liable for sales taxes owed to certain states plus penalties and interest owed thereon. The Company has evaluated these tax liabilities to be probable but not reasonably estimable. In accordance with SFAS 5, these items require disclosure only and no accrual was deemed necessary.
Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues for contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims of which the outcome is expected to result in a material adverse effect in the financial position or results of the Company.
NOTE 12 — EMPLOYEE BENEFIT PLAN
The Company has established a defined contribution retirement plan under section 401(k) of the Internal Revenue Code, which covers substantially all employees. Eligible employees may contribute amounts to the Plan subject to certain limitations. Since incorporation, the Company has made no contributions to the Plan.

SIPERIAN, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per-share data)
(Unaudited)

NOTE 13 — SUBSEQUENT EVENTS
Stock Options Grants
In December 2009, the Company’s Board of Directors approved grants of stock options to purchase 400,000 shares of common stock to employees. All stock options granted have an exercise price of $0.21 per share and a vesting term of 4 years.
Acquisition of the Company
On January 28, 2010, the Company was acquired by Informatica Corporation, (“Informatica”) a publicly held company incorporated in Delaware. Informatica is a leading independent provider of enterprise data integration and data quality software and services. Informatica acquired Siperian in a cash merger transaction valued at approximately $130 million. Approximately $18.3 million of the consideration otherwise payable to former Siperian stockholders, vested option holders and participants in Siperian’s Management Acquisition Bonus Plan was placed into an escrow fund and held as partial security for the indemnification obligations of the former Siperian stockholders, vested option holders, and participants in Siperian’s Management Acquisition Bonus Plan set forth in the merger agreement and for purposes of the working capital adjustment set forth therein. The escrow fund will remain in place until July 28, 2011, although 50% of the escrow funds will be distributed to former Siperian stockholders, vested option holders, and participants in Siperian’s Management Acquisition Bonus Plan on January 28, 2011.
Repayment of Debt
On January 28, 2010 the Company fully repaid the outstanding loan and accrued interest to Square 1 Bank. As of March 1, 2010, the Company fully repaid the Notes Payable to Shareholders. See Note 6. Debt Arrangements above for further discussion.